Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-7366, No. 333-106654, and No. 33-25333 of Nortel Networks Corporation on Form S-8 of our report dated June 26, 2007, relating to the financial statements and supplemental schedule of the Nortel Networks Long-Term Investment Plan appearing in this Annual Report on Form 11-K of the Nortel Networks Long-Term Investment Plan for the year ended December 31, 2006.
Dallas, Texas
June 26, 2007

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